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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated December 5, 2003, except for Note 21, as to which the date is April 9, 2004 relating to the financial statements and financial statement schedule, which appears in The Scotts Company's Current Report on Form 8-K dated April 16, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Columbus, Ohio

April 16, 2004